Exhibit 99.1

Smart Powerr Corp. Announces $2 Million Registered Direct Offering

XI’AN, China, May 19, 2026 (GLOBE NEWSWIRE) -- Smart Powerr Corp. (NASDAQ:CREG) (the “Company”), today announced that it has entered into a definitive agreement with certain investors for the purchase and sale of an aggregate of approximately $2 million of the Company’s Common Stock, par value $0.001 per share (the “Shares”) at a purchase price of $0.45 per share in a registered direct offering (the “Offering”).

The aggregate gross proceeds to the Company of this offering are expected to be approximately $2 million. The transaction is expected to close on or about May 20, 2026, subject to the satisfaction of customary closing conditions.

Univest Securities, LLC is acting as the sole placement agent.

The registered direct offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-281639) previously filed by the Company with the U.S. Securities and Exchange Commission (“SEC”) and became effective by on August 27, 2024. A final prospectus supplement and accompanying prospectus describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the final prospectus supplement and the accompanying prospectus may be obtained, when available, by contacting Univest Securities, LLC at info@univest.us, or by calling +1 (212) 343-8888.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of such securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. Copies of the prospectus supplement relating to the registered direct offering, together with the accompanying base prospectus will be filed by the Company and, upon filing, can be obtained at the SEC’s website at www.sec.gov.

About Smart Powerr Corp.

Smart Powerr Corp. is based in Xi’an, China and was once a pioneer in waste energy recycling and a developer of energy efficiency solutions for various energy intensive industries in China. We use Build-Operate-Transfer (“BOT”) model to provide energy saving and recovery facilities for multiple energy intensive industries in China. Our waste energy recycling projects allow customers which use substantial amounts of electricity to recapture previously wasted pressure, heat, and gas from their manufacturing processes to generate electricity. The Company is in the process of transforming and expanding into an energy storage integrated solution provider business. We plan to pursue disciplined and targeted expansion strategies for market areas we currently do not serve. The Company actively seeks and explores opportunities to apply energy storage technologies to new industries or segments with high growth potential, including industrial and commercial complexes, large scale photovoltaic (PV) and wind power stations, remote islands without electricity, and smart energy cities with multi-energy supplies.

Forward-Looking Statements

Certain statements in this announcement are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in the Company’s registration statement and in its other filings with the U.S. Securities and Exchange Commission.

Smart Powerr Corp.

Adeline Gu

+86-29-8765-1097

4/F, Tower C

Rong Cheng Yun Gu Building, Keji 3rd Road, Yanta District

Xi’an City, Shaanxi Province, China